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                                                                      Exhibit 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Roy F. Weston, Inc. and Subsidiaries on Forms S-8 (File Nos. 33-56755 and 33-13915) of our reports dated February 4, 1999 on our audits of the consolidated financial statements and financial statement schedule of Roy F. Weston, Inc. and Subsidiaries as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997, and 1996 which reports are either included in or incorporated by reference into this Annual Report on Form 10-K.




PricewaterhouseCoopers LLP

2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 23, 1998